UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2024

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2024, CCC Intelligent Solutions Inc. (the “Company”), an indirect wholly owned subsidiary of CCC Intelligent Solutions Holdings Inc., together with certain of its subsidiaries acting as guarantors (the “Subsidiary Guarantors”) and Cypress Intermediate Holdings II, Inc. (“Holdings” acting as a parent guarantor (together with the Subsidiary Guarantors, the “Guarantors”), entered into the second amendment (the “Amendment”) to the Credit Agreement, dated as of September 21, 2021 (the “Credit Agreement”), by and among the Company, Holdings, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent and Swingline Lender, and each lender and issuing bank from time to time party thereto (the “Lenders”).

As a result of the Amendment, (i) the SOFR credit spread adjustment applicable to the revolving credit facility was removed entirely, and (ii) the applicable interest rate for the revolving credit facility and swingline loans (which must be in base rate) were each reduced by 0.25% such that after giving effect to the Amendment the applicable rates will be equal to:

(1) 1.25%, in the case of base rate loans, and 2.25%, in the case of SOFR (or Euribor or SONIA) loans, if the First Lien Leverage Ratio (as defined in the Credit Agreement) is greater than 2.50:1.00,

(2) 1.00%, in the case of base rate loans, and 2.00%, in the case of SOFR (or Euribor or SONIA) loans, if the First Lien Leverage Ratio is less than or equal to 2.50:1.00 but greater than to 2.00:1.00, and

(3) 0.75%, in the case of base rate loans, and 1.75%, in the case of SOFR (or Euribor or SONIA) loans, if the First Lien Leverage Ratio is less than or equal to 2.00:1.00.

Additionally, the maturity date for the revolving credit facility was extended to September 23, 2029, subject to a springing maturity date if greater than $234,000,000 of the initial term loans remain outstanding as of the date that is 91 days prior to the stated maturity of such initial term loans.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement Amendment

As discussed in Item 1.01 above, on September 23, 2024, the Company entered into the Amendment. The description of the material terms of the Amendment in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.
Date: September 24, 2024

	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer